SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                       Securities and Exchange Act of 1934


       Date of Report (Date of earliest event reported) SEPTEMBER 5, 2003
                                                        -----------------

                                  INSCI CORP.
             ------------------------------------------------------
             (Exact name of Registrant as specified in its Charter)


                                    DELAWARE
                 ----------------------------------------------
                 (State or other jurisdiction of incorporation)


               1-12966                             06-1302773
          -------------------            ------------------------------
          Commission File No.            I.R.S. Employer Identification


         TWO WESTBOROUGH BUSINESS PARK,
                  WESTBOROUGH, MA                           01581
     --------------------------------------                --------
     Address of principal executive offices                Zip Code


                                 (508) 870-4000
                         ------------------------------
                         Registrant's telephone number,
                               including area code



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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

            The Registrant's (the "Company") wholly-owned Subsidiary, WCORP, Inc. acquired certain assets of WebWare Corporation ("WebWare") from Diablo Management Group ("Diablo"), as Assignee for the benefit of creditors of WebWare. The Company's subsidiary acquired the assets and assumed certain liabilities of WebWare for a total consideration of $1,300,000 paid as follows: cash of $500,000 and an aggregate of 7,162,041 shares of the Company's restricted common stock valued at $800,000. Of the 7,162,041 shares, 4,476,276 shares of common stock of the Company were paid by the Assignee to SCP Private Equity Partners II, LP ("SCP"), a secured creditor of WebWare. The balance of 2,685,765 shares of common stock is anticipated to be distributed to the unsecured creditors by the Assignee, and to the Assignee for its expenses.

           SCP, an affiliate of the Company, is a principal stockholder of WebWare, as well as a secured creditor of WebWare. SCP transferred a portion of its secured interest in the assets of WebWare in the sum of $1,500,000 to the Company for the sum of $15,000. The determination to purchase the WebWare assets from Diablo by the Company was made with the approval of the Company's Audit Committee, and by the Independent Board of Directors of the Company. The members of the Company's Board of Directors designated by Selway did not participate in the Board's determination to purchase the assets. SCP is deemed an affiliate of the Company by virtue of its ownership of a majority of the shares of Selway, which is an affiliate of the Company. Two (2) of Selway's designees serve on the Board of Directors of the Company. Additionally, two (2) SCP designees were appointed to the Board of Directors of the Company on September 4, 2003. The purchase of assets transaction may be deemed to be an affiliate transaction. The Company obtained an independent valuation with respect to the assets to be purchased.


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           The source of funds utilized for the purchase of the WebWare assets by the Company was a portion of the proceeds received by the Company from an investment by SCP by the purchase of 1,546,711 of shares of Series C Convertible Preferred Stock in the Company. The Company incorporates, by reference, the transaction reported on Form 8-K and filed by the Company on September 19, 2003 with respect to the purchase by SCP of Series C Convertible Preferred Stock in the Company.

           The Company granted registration rights to Diablo, including the shares issued by Diablo to SCP as a secured creditor of WebWare, subject to a lockup agreement for the INSCI stock.


ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS

(A) FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED

           The Company will file, by Amendment, the Historical and Proforma Financial Statements required by this item within sixty (60) days of the date of this Report on Form 8-K.

(C) EXHIBITS

Exhibit 10.77 Asset Purchase Agreement by and between the Diablo Management Group as Assignee for the Benefit of Creditors of WebWare Corporation and WCORP, Inc. dated as of September 4, 2003

Exhibit 10.78    Note Purchase Agreement dated as of September 4, 2003

Exhibit 99.1     Press Release dated September 10, 2003



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                                   SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   Westborough, MA
         September 19, 2003


                                         INSCI CORP.
                                         (Registrant)

                                         /S/ HENRY F. NELSON
                                         -------------------------------------
                                         HENRY F. NELSON,
                                         CHIEF EXECUTIVE OFFICER AND PRESIDENT



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